Exhibit 99.01
Green Dot Reports Second Quarter 2010 Financial Results
Monrovia, CA – August 12, 2010 – Green Dot Corporation (NYSE: GDOT), a leading prepaid financial services company, today reported financial results for its second quarter ended June 30, 2010.
“We are happy to report strong year-over-year growth, including a 48% increase in Non-GAAP Total Operating Revenues to $92.8 million and a 20% increase in Non-GAAP Net Income to $15.5 million,” said Steve Streit, Green Dot’s Chairman, President and Chief Executive Officer. “Also, as a pioneer in the prepaid market and after nearly a decade building our business, we are proud to have accomplished a successful IPO. Today, Green Dot is a well known and trusted brand to millions of Americans, having issued well over 12 million general purpose reloadable card accounts since our founding.”
GAAP financial results for the second quarter of 2010 compared to the second quarter of 2009:
•	Total operating revenues on a generally accepted accounting principles (GAAP) basis increased 44% to $90.3 million for the second quarter of 2010 from $62.9 million for the second quarter of 2009

•	GAAP net income was $12.5 million for both the second quarter of 2010 and the second quarter of 2009

•	GAAP net income allocated to common stockholders per basic and diluted share was $0.32 and $0.29, respectively, for the second quarter of 2010, and $0.33 and $0.25, respectively, for the second quarter of 2009
Non-GAAP financial results for the second quarter of 2010 compared to the second quarter of 2009:1
•	Non-GAAP Total Operating Revenues[1] increased 48% to $92.8 million for the second quarter of 2010 from $62.9 million for the second quarter of 2009

•	Non-GAAP Net Income[1] increased 20% to $15.5 million for the second quarter of 2010 from $12.9 million for the second quarter of 2009

•	EBITDA[1] plus stock-based compensation expense and stock-based retailer incentive compensation (Adjusted EBITDA1) was $23.1 million for the second quarter of 2010 compared to $23.3 million for the second quarter of 2009
Key business metrics for the quarter ended June 30, 2010:
•	Number of general purpose reloadable debit (GPR) cards activated was 1.5 million, an increase of 67% over the second quarter of 2009

•	Number of cash transfers was 6.4 million, an increase of 56% over the second quarter of 2009

•	Number of active cards (as of quarter end) was 3.2 million, an increase of 60% over the second quarter of 2009

•	Gross dollar volume was $2.4 billion, an increase of 77% over the second quarter of 2009
Refer to our Quarterly Report on Form 10-Q for a description of these measures.
“We are pleased with our Q2 financial results and the key drivers of our business. We believe that we are well-positioned for continued growth as a result of our market position, our strong track record, and the strong secular trends in the prepaid space,” said John Keatley, Green Dot’s Chief Financial Officer.

[1]	Reconciliations of total operating revenues to Non-GAAP Total Operating Revenues, net income to non-GAAP net income and net income to Adjusted EBITDA are provided in the tables immediately following the consolidated statements of operations. Additional information about the Company’s non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

The following table shows our quarterly key business metrics from the first quarter of 2009 through the second quarter of 2010:

	Q2 2010	Q1 2010	Q4 2009	Q3 2009	Q2 2009	Q1 2009

	(in millions)
Number of GPR cards activated	1.5	1.8	1.4	1.1	0.9	0.9
Number of cash transfers	6.4	5.9	5.1	4.5	4.1	3.5
Number of active cards (as of quarter end)	3.2	3.4	2.7	2.2	2.0	1.7
Gross dollar volume	$2,375	$2,846	$1,745	$1,486	$1,345	$1,207
Recent Business Highlights
On July 27, 2010, the Company completed its initial public offering of 5,241,758 shares of Class A common stock at an offering price of $36.00 per share. Since all of these shares were sold by existing stockholders, the Company did not receive any proceeds from the sale of shares.
In July 2010, the Company signed an agreement with Circle K to join the Company’s network of retail distributors. Circle K is the nation’s second largest convenience store chain and has over 3,000 company and franchised locations.
Conference Call
The Company will host a conference call to discuss second quarter 2010 financial results today at 5:00pm ET. Hosting the call will be Steve Streit, chief executive officer, and John Keatley, chief financial officer. The conference call can be accessed live over the phone by dialing (877) 941-2321, or for international callers (480) 629-9714. A replay will be available one hour after the call and can be accessed by dialing (800) 406-7325 or for international callers (303) 590-3030; the conference ID is 4343989. The replay will be available until Thursday, August 19, 2010. The call will be webcast live from www.greendot.com under the Investor Relations section. A replay of the webcast will be available for 30 days.
Forward-Looking Statements
This earnings release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements regarding future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this earnings release, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected are discussed in greater detail in the Company’s Securities and Exchange Commission filings, including its final prospectus and quarterly report on Form 10-Q, which are available on the Company’s investor relations website at http://ir.greendot.com/ and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of August 12, 2010, and the Company assumes no obligation to update this information as a result of future events or developments.

About Non-GAAP Financial Measures
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company uses measures of operating results, which are adjusted to exclude interest expense (income), net, income tax expense, depreciation and amortization, stock-based compensation expense and stock-based retailer incentive compensation. In particular, the Company discloses Adjusted EBITDA, which is calculated by adding stock-based compensation expense and stock-based retailer incentive expense to net income before interest expense (income), income tax expense (benefit) and depreciation and amortization (EBITDA). These non-GAAP results are not in accordance with, or an alternative or substitute for, results prepared in accordance with accounting principles generally accepted in the United States of America, and should be read only in conjunction with the Company’s consolidated financial measures prepared in accordance with GAAP. The Company’s non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. The Company believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. The Company’s management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate the Company’s business and make operating decisions. For additional information regarding the Company’s use of Adjusted EBITDA and the items excluded by the Company from one or more of its non-GAAP financial measures, investors are encouraged to review the reconciliations of the Company’s non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found on the Investor Relations section of our website at http://ir.greendot.com/.
About Green Dot
Green Dot is a leading prepaid financial services company providing simple, low-cost and convenient money management solutions to a broad base of U.S. consumers. Green Dot also owns and operates the Green Dot Network, a leading prepaid card reloading network in the United States. Consumers can access the Green Dot Network and use it for a wide variety of transactions, including cash loading onto prepaid cards and adding funds to a PayPal account through MoneyPak®. Green Dot sells its cards and offers reload services nationwide at approximately 50,000 retail stores, including Walmart, Walgreens, CVS, Rite Aid, 7-Eleven, Kroger, Kmart, Meijer, and Radio Shack, which provide consumers convenient access to its products and services. Green Dot’s products include MasterCard® and Visa® branded prepaid debit cards and the Green Dot MoneyPak®. Green Dot is headquartered in the greater Los Angeles area. For more details, visit www.greendot.com and www.moneypak.com.
Contacts
Investor Relations
Don Duffy, 626-739-3942
IR@greendot.com
Media Relations
Liz Brady, 646-277-1226

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2010	2009
	(Unaudited)
	(in thousands, except par value)
Assets
Current assets:
Unrestricted cash and cash equivalents	$114,984	$56,303
Settlement assets	10,915	42,569
Accounts receivable, net	25,719	29,157
Prepaid expenses and other assets	5,139	7,262
Income taxes receivable	3,111	5,452
Net deferred tax assets	4,335	4,634

Total current assets	164,203	145,377
Restricted cash	5,152	15,381
Accounts receivable, net	2,138	1,130
Prepaid expenses and other assets	1,019	1,047
Property and equipment, net	14,734	11,973
Deferred expenses	5,642	8,200

Total assets	$192,888	$183,108

Liabilities, Redeemable Common Stock and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$13,024	$9,777
Settlement obligations	10,915	42,569
Amounts due to card issuing banks for overdrawn accounts	31,975	23,422
Other accrued liabilities	14,565	13,916
Deferred revenue	11,648	15,048

Total current liabilities	82,127	104,732
Other accrued liabilities	3,751	2,761
Deferred revenue	60	97
Net deferred tax liabilities	3,886	4,154

Total liabilities	89,824	111,744

Class A redeemable common stock, $0.001 par value: 75,000 shares authorized as of June 30, 2010, no shares authorized as of December 31, 2009; 2,209 shares issued and outstanding as of June 30, 2010, no shares issued and outstanding as of December 31, 2009; 74 shares no longer subject to our repurchase right as of June 30, 2010, redemption value of $2,485 as of June 30, 2010	2,457	—

Stockholders’ equity:
Convertible preferred stock, $0.001 par value: 25,554 shares authorized, 24,942 shares issued and outstanding as of June 30, 2010 and December 31, 2009; liquidation preference of $31,322 as of June 30, 2010 and December 31, 2009	31,322	31,322
Class B convertible common stock, $0.001 par value: 75,000 shares authorized as of June 30, 2010, 50,000 shares authorized as of December 31, 2009; 13,011 and 12,860 shares issued and outstanding as of June 30, 2010 and December 31, 2009, respectively	13	13
Additional paid-in capital	16,523	12,603
Retained earnings	52,749	27,426

Total stockholders’ equity	100,607	71,364

Total liabilities, redeemable common stock and stockholders’ equity	$192,888	$183,108

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(in thousands except per share data)
Operating revenues:
Card revenues	$42,228	$30,977	$84,386	$62,162
Cash transfer revenues	24,364	16,383	47,146	32,127
Interchange revenues	26,183	15,530	54,062	29,341
Stock-based retailer incentive compensation	(2,457)	—	(2,457)	—

Total operating revenues	90,318	62,890	183,137	123,630

Operating expenses:
Sales and marketing expenses	31,433	15,232	57,472	35,248
Compensation and benefits expenses	16,593	10,751	32,853	20,161
Processing expenses	13,872	9,441	28,552	17,141
Other general and administrative expenses	11,266	5,928	23,021	11,134

Total operating expenses	73,164	41,352	141,898	83,684

Operating income	17,154	21,538	41,239	39,946
Interest income	86	68	158	115
Interest expense	(2)	—	(25)	—

Income before income taxes	17,238	21,606	41,372	40,061
Income tax expense	4,730	9,073	16,049	16,822

Net income	12,508	12,533	25,323	23,239
Dividends, accretion, and allocated earnings of preferred stock	(7,917)	(8,600)	(16,349)	(15,827)

Net income allocated to common stockholders	$4,591	$3,933	$8,974	$7,412

Basic earnings per common share:
Class A common stock	$0.32	$—	$0.66	$—

Class B common stock	$0.32	$0.33	$0.66	$0.62

Basic weighted-average common shares issued and outstanding
Class A common stock	13	—	6	—

Class B common stock	12,985	12,046	12,949	12,043

Diluted earnings per common share:
Class A common stock	$0.29	$—	$0.61	$—

Class B common stock	$0.29	$0.25	$0.61	$0.47

Diluted weighted-average common shares issued and outstanding
Class A common stock	16,325	—	16,112	—

Class B common stock	16,311	15,800	16,107	15,700

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended
	June 30,
	2010	2009
	(in thousands)
Operating activities
Net income	$25,323	$23,239
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	3,363	2,325
Provision for uncollectible overdrawn accounts	22,640	11,806
Stock-based compensation	3,500	1,183
Stock-based retailer incentive compensation	2,457	—
Provision (benefit) for uncollectible trade receivables	(22)	92
Impairment of capitalized software	62	21
Deferred income tax expense	31	—
Change in operating assets and liabilities:
Settlement assets	31,654	(2,419)
Accounts receivable	(20,188)	(12,258)
Prepaid expenses and other assets	2,101	(436)
Deferred expenses	2,558	3,777
Accounts payable and accrued liabilities	5,239	2,561
Settlement obligations	(31,654)	2,419
Amounts due to card issuing banks for overdrawn accounts	8,553	4,847
Deferred revenue	(3,437)	(4,485)
Income taxes payable (receivable)	2,341	(459)

Net cash provided by operating activities	54,521	32,213

Investing activities
Restricted cash	10,229	(13,024)
Purchases of property and equipment	(6,489)	(3,171)

Net cash provided by (used in) investing activities	3,740	(16,195)

Financing activities
Repayments on line of credit	—	(77)
Borrowings on line of credit	—	77
Proceeds from exercise of warrants and options	420	83
Exercise of call option on warrant	—	(1,958)
Redemption of preferred and common shares	—	(617)

Net cash provided by (used in) financing activities	420	(2,492)

Net increase in unrestricted cash and cash equivalents	58,681	13,526
Unrestricted cash and cash equivalents, beginning of year	56,303	16,692

Unrestricted cash and cash equivalents, end of period	$114,984	$30,218

Cash paid for interest	$20	$40
Cash paid for income taxes	$13,676	$17,282

GREEN DOT CORPORATION
Reconciliation of GAAP Net Income to Adjusted EBITDA(1)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(in thousands, except percentages)
Reconciliation of Net Income to Adjusted EBITDA
Net income	$12,508	$12,533	$25,323	$23,239
Interest expense (income), net	(84)	(68)	(133)	(115)
Income tax expense	4,730	9,073	16,049	16,822
Depreciation and amortization	1,800	1,167	3,363	2,325
Stock-based compensation expense(3)(4)	1,658	627	3,500	1,183
Stock-based retailer incentive compensation(5)(4)	2,457	—	2,457	—

Adjusted EBITDA(2)	$23,069	$23,332	$50,559	$43,454

Non-GAAP total operating revenues	$92,775	$62,890	$185,594	$123,630

Adjusted EBITDA / Non-GAAP total operating revenue	24.9%	37.1%	27.2%	35.1%

(Adjusted EBITDA Margin)
Reconciliation of Total Operating Revenues to Non-GAAP Total Operating Revenues(1)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(in thousands)
Reconciliation of Non-GAAP Total Operating Revenues to Total Operating Revenues
Total operating revenues	$90,318	$62,890	$183,137	$123,630
Stock-based retailer incentive compensation(5)(4)	2,457	—	2,457	—

Non-GAAP total operating revenues	$92,775	$62,890	$185,594	$123,630

Reconciliation of Net Income to Non-GAAP Net Income(1)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(in thousands)
Reconciliation of Non-GAAP Net Income to Net Income
Net income	$12,508	$12,533	$25,323	$23,239
Stock-based compensation expense(3)	1,203	364	2,142	686
Stock-based retailer incentive compensation(5)	1,783	—	1,504	—

Non-GAAP net income	$15,494	$12,897	$28,969	$23,925

(1)	These non-GAAP financial measures are not in accordance with, or an alternative for, results prepared in accordance with accounting principles generally accepted in the United States of America, and should be read only in conjunction with the Company’s consolidated financial measures prepared in accordance with GAAP. The Company believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. The Company’s management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate the Company’s business and make operating decisions. For a detailed explanation of these non-GAAP financial measures, please refer to the following footnotes.

(2)	The Company discloses Adjusted EBITDA in its earnings releases because it uses it as an important supplemental measure of its overall operating performance and believes that similarly-titled measures are widely used by investors to measure a company’s operating performance without regard to items, such as interest expense, income tax expense, depreciation and amortization, stock-based compensation expense and stock-based retailer incentive compensation, that can vary substantially from company to company depending upon their financing structure and accounting policies, the book value of their assets, their capital structures and the method by which their assets were acquired. The Company’s management uses Adjusted EBITDA to evaluate the Company’s performance as compared to other companies in the Company’s industry that have different financing and capital structures and/or tax rates. See also footnotes (3) and (5). In addition, Adjusted EBITDA has material limitations as a performance measure because it does not reflect:
•	the Company’s capital expenditures or future requirements for capital expenditures or other contractual commitments;

•	the changes in, or cash requirements for, the Company’s working capital needs;

•	interest expense or interest income;

•	cash requirements for income taxes;

•	reflect any cash requirements for the replacement, if any, of the assets being depreciated or amortized; and

•	other companies in the Company’s industry may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure.
(3)	This expense consists primarily of expenses for employee stock options. Stock-based compensation expense is not comparable from period to period due to changes in accounting treatment, changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets) and the financial performance of our peers, and is not a key measure of our operations. The Company excludes stock-based compensation expense from its non-GAAP financial measures primarily and because it consists of non-cash expenses that the Company does not believe are reflective of ongoing operating results. Further, the Company believes that it is useful to investors to understand the impact of stock-based compensation to its results of operations.
(4)	The Company excludes the income tax impact of the associated non-GAAP adjustment from Adjusted EBITDA or Non-GAAP total operating revenues, as the case may be, because each of these non-GAAP financial measures is provided before income tax (benefit) expense.
(5)	This expense consists of the recorded fair value of the shares for which the Company’s right to repurchase has lapsed under the terms of the agreement under which they were issued to Walmart Stores, Inc., a contra-revenue component of the Company’s total operating revenues. The Company would record additional stock-based retailer incentive compensation to the extent that a warrant to purchase its Class B common stock vests and becomes exercisable upon the achievement of certain performance goals by PayPal. Prior to the three months ended June 30, 2010, the Company did not record stock-based retailer incentive compensation expense. In future periods, the Company does not expect this expense will be comparable from period to period due to changes in the fair value of its Class A common stock. The Company does not believe these non-cash expenses are reflective of ongoing operating results.